UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2018

CarGurus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38233	04-3843478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code: 617-354-0068

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, the compensation committee (the “Committee”) of the Board of Directors of CarGurus, Inc. (“CarGurus”) approved the CarGurus Annual Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means whereby the Company may provide incentive compensation to its eligible employees to serve as an incentive for employee performance and retention. The Plan is effective as of January 1, 2018. All salaried employees of the Company and its subsidiaries are eligible to participate in the Plan.

Incentive awards will be calculated in part by reference to a “target award” which is either a percentage of each participant’s base salary for the fiscal year, or a specified dollar amount, in each case as determined for each participant by the plan administrator. Pursuant to the Plan, each participant is eligible to receive an annual incentive award for the applicable fiscal year based on the achievement of business and financial performance goals and the participant’s individual performance goals, if applicable, during the fiscal year. The amount actually paid to a participant may be more or less than the target award, depending on the extent to which applicable performance goals are satisfied.

Under the Plan, the plan administrator will establish one or more performance goals for the performance cycle, which are minimum performance thresholds that must be achieved before participants may earn any award, and will establish the weighting for each participant with respect to the business and financial goals and the individual goals. The weighting need not be uniform as to all participants. At the end of the fiscal year, the plan administrator will determine the amount of each participant’s incentive award based on the achievement of the business and financial performance goals, and, if applicable, the achievement of the individual performance goals, including the participant’s contribution to the satisfaction of the business and financial performance goals. If no threshold performance goal is achieved, no payments are made under the Plan.

The Plan is administered by the Committee with respect to executive officers, and by the Company’s Chief Executive Officer with respect to all other employees. The Company’s Board of Directors may amend or terminate the Plan at any time.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	CarGurus, Inc. Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarGurus, Inc. (Registrant)

/s/ Jason Trevisan Name: Jason Trevisan Title: Chief Financial Officer and Treasurer

March 6, 2018